Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 9, 2005 relating to the consolidated financial statements of SWT SA, which appears in Captiva Software Corporation’s Current Report on Form 8-K/A dated May 27, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Audit

/s/ Anne Monteil

Anne Monteil, Partner

Neuilly sur Seine, France

September 29, 2005